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                                                                     EXHIBIT 2.3

                   AMENDMENT No. 2 TO STOCK PURCHASE AGREEMENT


         THIS AMENDMENT No. 2, (this "Amendment") to that certain Stock Purchase Agreement entered into as of November 27, 2002, as amended by Amendment No. 1 dated December 3, 2002, by and among Tecumseh Products Company, a corporation organized and existing under the laws of the State of Michigan (the "Purchaser"), BTR Industries Limited, a corporation organized and existing under the laws of England and Wales ("BTRI"), BTR (European Holdings) BV, a corporation organized and existing under the laws of the Netherlands ("BTR Holdings"), CPN Holdings Pty Limited, a corporation organized and existing under the laws of Australia ("CPN"), Invensys Controls Mexican Holding, L.L.C., a limited liability company organized and existing under the laws of Delaware ("ICMH") and BTR (USA) Finance Company, a Massachusetts business trust ("BTR Finance" and collectively with BTRI, BTR Holdings, CPN and ICMH, the "Sellers"), and Invensys plc, a corporation organized and existing under the laws of England and Wales ("Invensys") (together with the Annexes, Schedules and Exhibits thereto, the "Agreement") is entered into as of the 30th day of December, 2002.

         WHEREAS, capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Agreement; and

         WHEREAS, the parties desire to amend Sections 2.1.1, 2.2.2.4.1, 2.2.2.4.2, 2.5, 6.3.1 and 9.1.1.6 of the Agreement, and to amend the form of Non-Competition Agreement attached to the Agreement as Annex B.

         NOW THEREFORE, in consideration of the mutual premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser, Sellers and Invensys agree to amend the Agreement as follows:


1. Section 2.1.1 is amended by replacing "Four Hundred Fifteen Million Dollars ($415,000,000)" with "Four Hundred Million Dollars ($400,000,000)".

2. Sections 2.2.2.4.1 and 2.2.2.4.2 are amended by replacing all references to "the Closing Date" with "January 1, 2003 or the Closing Date, whichever is later."

3.       Section 2.5 is amended by deleting the second sentence of such Section
         2.5 and adding the following sentence in place thereof: "The Initial Purchase Price payable at Closing shall be reduced by Eight Hundred Thousand Dollars ($800,000) in recognition of certain of the amounts scheduled on Schedule 2.5 not having been expended as of the Closing."

4. Section 9.1.1.6 is deleted and is replaced in its entirety with the following:


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         9.1.1.6 Losses based upon, attributable to or resulting from matters related to motors manufactured by Von Weise Gear Company prior to Closing for use in medical lift chairs manufactured or assembled by Invacare Corporation;

5. The form of the Non-Competition Agreement attached to the Agreement as Annex B is replaced in its entirety with the form of the Non-Competition Agreement attached hereto as Annex B.

6.       The Initial Purchase Price is agreed to be allocated pursuant to
         Section 2.4.1 of the Agreement as is set forth on the attached "Allocation of Initial Purchase Price."

7. Section 6.3.1 is hereby amended by adding the following sentence as the second complete sentence of the paragraph, to be included immediately after the definition of Inactive Employee and applicable to those individuals listed on Exhibit 1 hereto: "Notwithstanding the immediately preceding sentence, Inactive Employees whose employment was terminated in connection with the shutdown of the Ozark and Elkhorn facilities as contemplated under Section 2.5 of this Agreement shall not be deemed to have transferred to the Sellers or any such Affiliate solely for purposes of the payment of severance and any other benefits available to these employees for the period of such post-employment salary continuation benefits, and all other liabilities and obligations with respect to such employees shall remain with Invensys, other than Purchaser's (and its Affiliates') obligations with respect to these payments."

8. Except as set forth herein, the Agreement is not otherwise amended in any respect.

9. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

10. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.



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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                                TECUMSEH PRODUCTS COMPANY


                                                By:    /s/ David W. Kay
                                                   -----------------------------
                                                Name:  David W. Kay
                                                Title: Chief Financial Officer,
                                                       Vice President and
                                                       Treasurer


                                                BTR INDUSTRIES LIMITED


                                                By:    /s/ Kevin M. Keegan
                                                   -----------------------------
                                                Name:  Kevin M. Keegan
                                                Title: Attorney-in-Fact



                                                BTR (EUROPEAN HOLDINGS) BV


                                                By:    /s/ Kevin M. Keegan
                                                   -----------------------------
                                                Name:  Kevin M. Keegan
                                                Title: Attorney-in-Fact


                                                CPN HOLDINGS PTY LIMITED


                                                By:    /s/ Kevin M. Keegan
                                                   -----------------------------
                                                Name:  Kevin M. Keegan
                                                Title: Attorney-in-Fact



                                                INVENSYS CONTROLS MEXICAN
                                                HOLDING, L.L.C.

                                                By:    /s/ Kevin M. Keegan
                                                   -----------------------------
                                                Name:  Kevin M. Keegan
                                                Title: Attorney-in-Fact



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                                                BTR (USA) FINANCE COMPANY


                                                By:    /s/ Kevin M. Keegan
                                                   -----------------------------
                                                Name:  Kevin M. Keegan
                                                Title: Attorney-in-Fact



                                                INVENSYS PLC


                                                By:    /s/ Kevin M. Keegan
                                                   -----------------------------
                                                Name:  Kevin M. Keegan
                                                Title: Attorney-in-Fact